Exhibit 1(c)

                            CERTIFICATE OF CONVERSION

                                   CONVERTING

                             MASTER TAX-EXEMPT TRUST
                          (A Delaware Statutory Trust)

                                       TO

                              MASTER TAX-EXEMPT LLC
                     (A Delaware Limited Liability Company)

            This Certificate of Conversion is being filed for the purpose of converting Master Tax-Exempt Trust, a Delaware statutory trust (the "Converting Entity"), to a Delaware limited liability company to be named Master Tax-Exempt LLC (the "Company") pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware LLC Act") and
Section 3821 of the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Statutory Trust Act").

            The undersigned, being duly authorized to execute and file this Certificate of Conversion, does hereby certify as follows:

            1. Name of Converting Entity. The name of the Converting Entity immediately prior to the filing of this Certificate of Conversion was "Master Tax-Exempt Trust".

            2. Date and Jurisdiction of Formation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was formed, which jurisdiction has not changed, are as follows:

            Date                           Jurisdiction

            August 29, 2002                Delaware

            3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is "Master Tax-Exempt LLC".

            4. Effective Time. This Certificate shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of June ____, 2007.




                                           By:
                                              ----------------------------------
                                              Name: Alice A. Pellegrino
                                              An Authorized Person